Exhibit 99.1

FOR IMMEDIATE RELEASE

Liquidity Services, Inc. Receives Contract Extension for

DoD Surplus Useable Property Sales

WASHINGTON, D.C. Sept. 13, 2012— Liquidity Services, Inc. (NASDAQ: LQDT), which operates leading online marketplaces for corporate and government surplus and salvage assets, today announced that the U.S. Defense Logistics Agency (DLA) has exercised the second of two potential 12-month extension periods under its Surplus Useable Property sales contract (Surplus Contract) with Liquidity Services to sell surplus assets of the U.S. Department of Defense (DoD).

Through a unilateral contract modification, the Surplus Contract’s performance period has been extended through February 13, 2014. During the extended performance period, the DoD will continue to use Liquidity Services as the primary channel for the disposition of useable surplus property that is approved by the DoD for sale to the public.

Under the Surplus Contract, Liquidity Services manages the receipt, storage, marketing, and disposition of all useable surplus personal property generated by DoD installations throughout the United States. Assets are offered for sale through Liquidity Services’ online auction marketplace, GovLiquidation.com.

“We are pleased to announce the extension of the DLA contract for the sale of surplus assets.  This builds upon our 11 years of proven experience as an innovative and trusted solution provider in support of a critical government mission to keep surplus and idle inventories moving out of more than 200 DoD facilities nationwide in a secure and efficient manner,” said Bill Angrick, Chairman and CEO of Liquidity Services. “Over the past decade-plus, Liquidity Services has sold close to two billion pounds of scrap material and over 55 million DoD surplus items through its marketplace www.govliquidation.com, generating over half a billion dollars back to the U.S. Treasury and consistently exceeding historic expectations. Our solution not only protects national security interests through safety and compliance measures, but also leads the way in advancing government sustainability programs.”

About Liquidity Services, Inc.

Liquidity Services, Inc. (NASDAQ: LQDT) provides leading corporations, public sector agencies and buying customers the world’s most transparent, innovative and effective online marketplaces and integrated services for surplus assets. On behalf of its clients, Liquidity Services has completed the sale of over $3.1 billion of surplus, returned and end-of-life assets, in over 500 product categories, including consumer goods, capital assets and industrial equipment. The company is based in Washington, D.C. and has over 1,100 employees. Additional information can be found at: http://www.liquidityservicesinc.com.

Forward-Looking Statements

This document contains forward-looking statements regarding the contract extension and other matters that are made pursuant to the Private Securities Litigation Reform Act of 1995. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from any future results expressed or implied by these forward-looking statements. Important factors that could cause our actual results to differ materially from those implied by the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, including, but not limited to, those set forth in Part I, Item IA (Risk Factors). There may be other factors of which we are currently unaware that may adversely affect our actual results. All forward-looking statements apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement occurring after the date of this document.

Liquidity Services, Inc.
Julie Davis,  202-558-6234

julie.davis@liquidityservicesinc.com